UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)

4211 South 102nd Street
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 9, 2006, the board of directors of TD AMERITRADE approved the amendment and restatement of the bylaws of TD AMERITRADE to provide that: (i) the board of directors must select a chief financial officer, who serves as the principal accounting and financial officer and has the authority to perform the duties of treasurer if the treasurer is absent or is unable to act; (ii) the office of president is optional and the chief executive officer has the powers of president unless the board of directors appoints another person as president; (iii) the treasurer no longer serves as the principal accounting and financial officer; and (iv) the assistant treasurer, if any, has the authority to act as treasurer if the treasurer is unable to act and the chief financial officer is unable to act as treasurer.
Prior to this amendment and restatement, the bylaws (a) required the board of directors to select a president, and provided that the chief executive officer would serve as president unless the board of directors selected a different individual as president and (b) identified the treasurer as the principal accounting and financial officer, in charge of and responsible for maintaining adequate books of account and as having charge and custody of all funds and securities of TD AMERITRADE.
The Amended and Restated Bylaws of TD AMERITRADE, effective as of March 9, 2006 are attached hereto as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Amended and Restated Bylaws of TD AMERITRADE, effective as of March 9, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: March 15, 2006	By:	/s/ John R. MacDonald
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of TD AMERITRADE, effective as of March 9, 2006